Exhibit No. 10.13
ARMSTRONG WORLD INDUSTRIES, INC.
2006 LONG-TERM INCENTIVE PLAN
EFFECTIVE AS OF October 2, 2006
Index of Defined Terms

Term	Section Where Defined or First Used
Beneficial Owner	14	(c)(ii)
Benefits	4
Cash Awards	10
Change in Control	14	(c)(iii)
Code	2	(a)
Committee	2	(a)
Common Stock	5	(a)
Company	1
Dividend Equivalent Right	9	(c)
Effective Date	24
Exchange Act	2	(a)
Fair Market Value	17
Incentive Stock Option	6	(a)
Injurious Conduct	13
Non-Employee Director	2	(a)
Nonqualified Stock Option	6	(a)
Parent Corporation	6	(f)
Performance-Based Awards	11	(a)
Person	14	(c)(iv)
Plan	1
Restoration Stock Options	6	(e)
Restricted Stock Award	8
Stock Appreciation Rights	7
Stock Options	6
Stock Unit	9	(c)
Subsidiary Corporation	6	(f)

ARMSTRONG WORLD INDUSTRIES, INC.
2006 LONG-TERM INCENTIVE PLAN
1. Purpose. Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range achievements.
2. Administration.
(a) Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members (which may be the Management Development and Compensation Committee) and shall be comprised, unless otherwise determined by the Company’s Board of Directors, solely of not less than two (2) members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
(b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.
(c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d) Delegation and Advisers. The Committee may delegate to one or more of its members, to management or to one or more agents, such administrative duties as it may deem advisable; provided, such delegation does not adversely effect the exemption provided by Rule 16b-3 of the Exchange Act, prevent a Benefit from qualifying as a Performance-Based Award, if so intended, and complies with applicable law. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.
3. Participants. Participants will consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.
4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Stock Units and (e) Cash Awards (each as described below, and collectively, the “Benefits”). Restricted Stock Awards, Stock Units and Cash Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits granted under the Plan may be evidenced by an agreement (which need not be identical) that may provide additional terms and conditions associated with such Benefits, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.
5. Common Stock Available Under the Plan.
(a) Basic Limitations. The aggregate number of shares of common stock of the Company (the “Common Stock”) that may be subject to Benefits, granted under this Plan shall be 5,349,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares or may be purchased on the open market or by private purchase, subject to any adjustments made in accordance with Section 14(a) hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan in any one calendar year shall not exceed 750,000 (subject to adjustments made in accordance with Section 14(a) hereof).

(b) Additional Shares. Any shares of Common Stock subject to (or referenced by) a Benefit which are not ultimately used to settle a Benefit shall again be available for Benefits under this Plan and any shares of Common Stock delivered to the Company as part or full payment for the exercise of a Stock Option, Stock Appreciation Right, or Restricted Stock Award or to satisfy a tax obligation shall also be available for Benefits under this Plan. This includes shares of Common Stock that are: (i) covered by a Stock Option or referenced by a Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, (ii) subject to Restricted Stock Awards or Stock Units which are forfeited, and (iii) not delivered to a participant because all or a portion of a Benefit is settled in cash. The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.
(c) Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines in its sole discretion.
6. Stock Options.
(a) Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to the following limitations.
(b) Exercise Price. Each Nonqualified Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant.
(c) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, provided such shares have been held by such participant for at least six (6) months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under the Sarbanes-Oxley Act of 2002. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

(d) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement on the date of grant.
(e) Restoration of Stock Options. The Committee may, at the time of grant of an option, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value (as defined in Section 17 below) on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.
(f) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000), provided, however, that if such $100,000 limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.
(g) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

7. Stock Appreciation Rights.
(a) Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the right is granted, or other specified amount, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement shall reflect the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time, provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable, be transferable and shall expire according to the same vesting, transferability and expiration rules as the corresponding Stock Option.
(b) Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.
8. Restricted Stock Awards.
(a) Generally. The Committee may, in its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without other payments therefor.
(b) Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.
(c) Additional Terms. Restricted Stock Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including, without limitation, (i) restrictions on the sale or other disposition of such shares, and (ii) the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, the participant’s competition with the Company, or the participant’s breach of other obligations to the Company. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder. The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the participant or withheld by the Company for the participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.
9. Stock Units.
(a) Generally. The Committee may, in its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).
(b) Settlement of Stock Units. Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.
(c) Definitions. A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.
10. Cash Awards. The Committee may, in its discretion, grant awards to be settled solely in cash (“Cash Awards”). Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Cash Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The maximum Cash Award payout that may be made to any participant in any one year is $3,000,000.

11. Performance-Based Awards.
(a) Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of performance objectives that are based on one or more of the business criteria described below that apply to the individual participant, one or more business units or the Company as a whole.
(b) Business Criteria. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes (EBIT); (vi) earnings before interest, taxes, depreciation and amortization (EBITDA); (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital; (xi) market price per share; and (xii) total return to shareholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.
(c) Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply; provided, however, that such performance goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed).
(d) Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.
(e) Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.
12. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13. Certain Terminations of Employment; Forfeitures.
(a) Forfeiture of Unsettled Benefits. Unless the Committee or any agreement providing for Benefits under this Plan shall otherwise provide, a participant shall forfeit all Benefits, which have not been settled under this Plan (other than fully vested Restricted Stock Awards) if:
(i) the participant’s employment with the Company or with any Parent Corporation or Subsidiary Corporation is terminated for willful, deliberate, or gross misconduct, as determined by the Committee, in its sole discretion, or
(ii) following the participant’s termination of employment with the Company (or with any Parent Corporation or Subsidiary Corporation) and for a period of two (2) years thereafter, the participant engages in any business or enters into any employment relationship which the Committee in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company’s business interest.
The activities described in (i) and (ii) above are hereafter referred to as “Injurious Conduct”.
(b) Forfeiture of Settled Benefits. If the Committee determines that a participant has engaged in Injurious Conduct during the course of his employment (or during the two (2) year period following his or her termination of employment), the Committee may in its discretion require the participant to return to the Company any Common Stock or cash received in settlement of any Benefit under this Plan. If the Common Stock acquired in settlement of a Benefit has been disposed of by the participant, then the Company may require the participant to pay to the Company the economic value of the Common Stock as of the date of disposition.
(c) Timing. The Committee shall exercise the right of forfeiture provided to the Company in this Section 13 within ninety (90) days after the discovery of the activities giving rise to the Company’s right of forfeiture, which activities must have occurred no later than twenty-four (24) months after the participant’s termination of employment.
(d) Determination from the Committee. A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct. Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee’s determination shall be limited to the specific business or activity so described.
(e) Condition Precedent. Unless the Committee or any agreement providing for Benefits under this Plan shall otherwise provide, no Benefit shall be deemed awarded to any participant under this Plan unless and until the participant agrees to the applicability of this Section 13.
(f) Enforceability. The purpose of this Section 13 is to protect the Company (and any Parent and Subsidiaries) from Injurious Conduct. To the extent that this Section 13 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law.

14. Adjustment Provisions; Change in Control.
(a) Adjustment. Benefits granted under the Plan and any agreements evidencing such Benefits, the maximum number of shares of Common Stock subject to all Benefits stated in Section 5(a) and the maximum number of shares of Common Stock with respect to which Benefits may be granted to any one person during any period stated in Section 5(a) shall be subject to mandatory adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Benefits or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Benefit or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Benefits intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
(b) Effect of a Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control (as defined in subsection (c) below) of the Company, all then outstanding Stock Options, Stock Appreciation Rights and Stock Units shall immediately vest and become exercisable and any restrictions on Restricted Stock Awards or Stock Units shall immediately lapse. Thereafter, insofar as any Benefit is provided in shares of stock of the Company or in Stock Options or Stock Appreciation Rights or is determined based on the value or other attributes of a share of stock of the Company, such Benefit shall be subject to the same terms to which a share of stock of the Company is subject in accordance with any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

(c) Definitions. For purposes of this Section 14, the following words shall have the meaning ascribed to them below:
(i) “Affiliate’ means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
(iii) “Change in Control” of the Company, with respect to any participant, shall be deemed to have occurred upon any of the following events (unless another definition is provided in any applicable individual change in control agreement between the Company and the participant, in which case such agreement shall govern):
(A) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty percent (20%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of Paragraph (C) below;
(B) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date (as defined in Section 24 below), constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholder’s was approved by a vote of least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved; or
(C) There is consummated a merger or consolidation of the Company (including a triangular merger to which the Company is a party) with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing twenty percent (20%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities;

(D) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in the entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(iv) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of the Common Stock, or (E) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-1(b) under the Exchange Act, which Schedule indicates beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock or of the combined voting power of the Company’s then outstanding securities.
15. Nontransferability. Each Benefit granted under the Plan to a participant (other than awards of unrestricted Stock Awards, vested restricted Stock Awards and vested Cash Awards) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

16. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.
17. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value on any given date means (i) if the Common Stock is listed on a national securities exchange or is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the closing price reported as having occurred on the such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange nor quoted in NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately. Notwithstanding, the Committee may determine another appropriate means to determine the Fair Market Value of the initial Stock Option and Restricted Stock Awards on October 2, 2006.
18. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.
19. Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the company or any of its subsidiaries or affiliates.
20. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
22. Duration, Amendment and Termination. No Benefit shall be granted more than ten (10) years after the Effective Date. The Company may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the majority of the shareholders of the Company if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (ii) increase the maximum number of shares that may be awarded to any participant under Section 5 hereof or the maximum Cash Award that can be paid to any individual under Section 10 hereof; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.
23. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).
24. Effective Date. This Plan is adopted by the Company in anticipation of its emergence from chapter 11 of title 11 of the United States Bankruptcy Code, as a publicly-owned SEC reporting issuer. Stock Options and Restricted Stock Awards provided for in the Company’s plan of reorganization will be provided under this Plan. The Plan shall be effective as of the date on which all the conditions to the effectiveness of the Company’s plan of reorganization (the “Effective Date”, namely October 2, 2006), provided that the Plan is approved by the sole shareholder of the Company on the Effective Date. Such shareholder approval shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such shareholder approval shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such shareholder approval, and if such shareholder approval is not obtained as provided hereunder, any such Benefit shall be cancelled.

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